                                                                     Exhibit 1.1

                          FINANCIAL ADVISORY AGREEMENT

                                                                   March 4, 1997

Ladies and Gentlemen:

     Spanish Broadcasting System, Inc., a Delaware corporation (the "Company"), proposes to solicit consents (the "Consent Solicitation") from holders of its 12 1/2% Senior Notes due 2002 (the "Notes") to amendments (the "Proposed Amendments") to certain of the provisions in the indenture governing the Notes (the "Indenture"), as described in the Company's Consent Solicitation Statement of even date herewith (the "Solicitation Statement"). Upon receipt of the Requisite Consents from holders of the Notes ("Holders") and satisfaction of the conditions set forth in the Solicitation Statement, the Company, the Guarantors (as defined in the Indenture) and the trustee under the Indenture (the "Trustee") will enter into an amendment and/or supplement to the Indenture (the "Supplemental Indenture") which will give effect to the Proposed Amendments. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Solicitation Statement.

     The Company hereby confirms its agreement with you as follows:

     1. Consent Solicitation Materials. The Company agrees to furnish you at its own expense with as many copies as you may reasonably request of the Solicitation Statement, the Consent relating thereto, Broker/Dealer Letters, Client Letters, Taxpayer Guidelines and the Company's Preliminary Offering Memorandum dated March 3, 1997 relating to proposed offerings of Senior Notes and Units consisting of Senior Preferred Stock and Warrants to purchase common stock (such materials, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, are herein collectively referred to as the "Consent Solicitation Materials").

     The date or dates on which the Consent Solicitation Materials are first mailed or otherwise distributed to Holders are hereinafter referred to as the "Commencement Date."

     2. Retention. (a) The Company hereby retains you to act as exclusive financial advisor (the "Financial Advisor") to the Company in connection with the Consent Solicitation, until the earlier of December 31, 1997 or the date on which both the Effective Date and the Expiration Date (each as defined in the Solicitation Statement) have occurred (such date, the "Closing Date"). As Financial Advisor, you agree, in accordance with customary practice, to perform those services in connection with the Consent Solicitation as are customarily performed by investment banking concerns acting in a financial advisory role in connection with consent solicitations of a like nature, including primarily providing advice to the Company with respect to the terms and timing of the Consent Solicitation and assisting the Company in the preparation of the Consent Solicitation Materials to the extent that such documents relate to the terms of the Consent Solicitation.

     (b) Subject to the last sentence of this clause (b), the Company agrees that any reference to the Financial Advisor in any Consent Solicitation Materials or in any press release or other document or communication related to the Consent Solicitation or your activities in connection therewith is subject to the Financial Advisor's prior approval (which shall not be unreasonably withheld). If the Financial Advisor resigns or its engagement hereunder is terminated prior to the dissemination of the Consent Solicitation Materials or any other release or communication, no reference shall be made therein to the Financial Advisor. In the event that applicable law requires a reference to any Financial Advisor, the Company agrees to provide the Financial Advisor with prompt notice of such requirement to provide the Financial Advisor a reasonable opportunity to seek an appropriate protective order or other remedy.

     3. Other Activities of the Financial Advisor. The Financial Advisor understands that if and to the extent that the Consent Solicitation results in any offering or sale of a security under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the ("Securities Act"), such offering and sale would be made in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) of the Securities Act. Accordingly, you agree that you will not act in a manner that will render such exemption unavailable in connection with the Consent Solicitation. Without limiting the generality of the foregoing, you agree that (i) neither the Financial Advisor nor any of its agents, employees, officers or directors will express any opinion or statement as to the merits or risks of the Consent Solicitation to Holders or make any recommendation to such Holders with respect to acceptance or rejection of the Consent Solicitation or, directly or indirectly, solicit Consents (as defined in the Solicitation Statement) by Holders for cash and (ii) in connection with unsolicited requests from Holders to the Financial Advisor or its agents, employees, officers, directors or controlling persons for advice with respect to the Consent Solicitation, the Financial Advisor or its agents, employees, officers, directors or controlling persons will advise such Holders to contact appropriate officers or employees of the Company or their own advisors, refer such Holders to the Consent Solicitation Materials or answer certain questions with the appropriate reference to information contained in the Consent Solicitation Materials.

     4. Certain Covenants.  The Company covenants with you as follows:

          (a) The Company will give the Financial Advisor notice of its intention to amend or supplement any Consent Solicitation Materials, will furnish the Financial Advisor with copies of such amendment or supplement, and will not use any such amendment or supplement to which the Financial Advisor or counsel for the Financial Advisor shall reasonably object in writing.

          (b) If, during the Consent Solicitation, any event occurs as a result of which it shall, in the reasonable judgment of the Company or its counsel or the Financial Advisor or its counsel, be necessary to amend or supplement any of the Consent Solicitation Materials in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it is necessary, in the reasonable judgment of any such person, at any time to amend or supplement any of the Consent Solicitation Materials to comply in all material respects with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder or any other law, rule or regulation, such person shall promptly inform the Company and the Financial Advisor, and (subject to Section 4(a) above) the Company shall promptly prepare and furnish copies to you of such amendments or supplements to such Consent Solicitation Materials, so that either (i) the statements in the Consent Solicitation Materials, as so amended or supplemented, will not, in light of the circumstances under which they were made, be misleading or (ii) such compliance is effected.

          (c) The Company shall comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Trust Indenture Act"), in connection with the Consent Solicitation Materials, the Consent Solicitation and the transactions contemplated hereby and thereby; the Company will take on a timely basis all actions reasonably necessary or legally required in relation to the Consent Solicitation and all other actions contemplated by this Agreement and by the Consent Solicitation Materials; and the Company will take all necessary corporate action to authorize any amendments to or modifications of the Consent Solicitation.

          (d) The Company will notify you, not less than two hours prior thereto, of the time when it proposes to commence the Consent Solicitation or, after commencement, to extend the Consent Solicitation; and will notify you as promptly as practicable following expiration of the Consent Solicitation on the Expiration Date (as defined in the Consent Solicitation Materials), of the aggregate principal amount of Notes in respect of which a consent has been verified to be in proper form, a consent has been rejected or a consent is being processed. The Company shall promptly give you notice of changes in Expiration Dates with respect to the Consent Solicitation.

          (e) The Company shall advise you promptly of (i) the occurrence of any event, or the discovery of any fact, which could reasonably be expected to cause the Company to amend, withdraw or terminate the Consent Solicitation,
     (ii) the occurrence of any event, or the discovery of any fact, which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) the issuance of any comment or order or the taking of any other action by the Commission or any other governmental or regulatory agency with respect to the Consent Solicitation (and, if in writing, will promptly furnish you a copy thereof), (iv) the occurrence of any event, or the discovery of any fact, which could reasonably be expected to cause the Company to amend or supplement any of the Consent Solicitation Materials, (v) the issuance or the threatened issuance of any order or the taking of any other action by any administrative or judicial tribunal or governmental agency or instrumentality concerning the Consent Solicitation (and, if in writing, will promptly furnish you a copy thereof) and (vi) any other information relating to the Consent Solicitation which you may from time to time reasonably request.

     5. Fees and Expenses. The Company agrees to reimburse the Financial Advisor for its reasonable out-of-pocket expenses and to pay all costs and expenses (including fees and expenses of counsel to the Financial Advisor) incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including, but not limited to, all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the Consent Solicitation Materials, the Supplemental Indenture and all other agreements related to the Consent Solicitation or the distribution of any legal investment memoranda, (ii) all arrangements relating to the delivery to the Financial Advisor of copies of the foregoing documents, (iii) the fees and disbursements of counsel, accountants and any other experts or advisors retained by the Company, (iv) the fees and disbursements of the Trustee and (v) any meetings with Holders relating to the Consent Solicitation.

     6. Representations and Warranties. The Company represents and warrants to and agrees with you that as of the Commencement Date and the Closing Date:

          (i) The Consent Solicitation Materials, as amended and supplemented from time to time, do not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          (ii) The Company has all the necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and by the Consent Solicitation Materials. The Company has taken all necessary corporate action to authorize the Consent Solicitation and the execution, delivery and performance of this Agreement and, as to the Closing Date only, the Supplemental Indenture.

          (iii) The consummation of the Consent Solicitation, as contemplated by the Consent Solicitation Materials, complies in all material respects with all applicable provisions of the Securities Act, the Exchange Act and the Trust Indenture Act, and with all applicable rules or regulations of any governmental or regulatory authority or body, including applicable "Blue Sky" or similar state securities laws or statutes; and no consent or approval of, or filing with, any governmental or regulatory authority or body will be required by the Company in connection with the commencement or consummation of the Consent Solicitation.

          (iv) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority (corporate or otherwise) under such laws, and has all necessary authorizations, approvals, orders, licenses, franchises, consents, certificates and permits of and from regulatory or governmental officials, bodies and tribunals to own or lease its properties and conduct its businesses as now conducted as described in the Consent Solicitation Materials, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect.

          (v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against it in accordance with its terms. Except as described in the Consent Solicitation Materials, no consent, approval, authorization or order of or filing with any court or governmental agency or body is required for the performance of this Agreement or the Supplemental Indenture by the Company or the consummation by the Company of any of the transactions contemplated hereby or thereby or by the Consent Solicitation Materials, except such as have been obtained and are in full force and effect or made, or are contemplated to be obtained or made by the Consent Solicitation Materials and such as may be required under securities or "Blue Sky" laws in connection with the Consent Solicitation or any of such other transactions. The Company is not (i) in violation of its certificate of incorporation or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its respective properties or assets or (iii) in default in the performance or observance of (including any default arising after notice or lapse of time or both) any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license franchise agreement, permit, certificate or other agreement or instrument to which it is subject, which default would singly or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          The execution, delivery and performance by the Company of this Agreement and the Supplemental Indenture and the consummation by the Company of the transactions contemplated hereby and thereby and by the Consent Solicitation Materials will not conflict with or constitute or result in a breach or violation by the Company of any of (x) the terms or provisions of, or constitute a default (including any default arising after notice or lapse of time or both) by the Company under, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or other agreement or instrument to which it is a party or to which any of its respective properties is subject, which conflict, breach, violation or default would singly or in the aggregate have a Material Adverse Effect, (y) the certificate of incorporation or bylaws of the Company, or (z) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or any of its respective properties, which conflict, breach, violation or default would singly or in the aggregate have a Material Adverse Effect.

          (vi) Except as described in the Consent Solicitation Materials, there is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation to which it or to which its property is subject, before or brought by any court or governmental agency or body, which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (vii) Except as stated in the Consent Solicitation Materials and as provided herein, the Company has not agreed to pay and does not know of any outstanding material claims in the nature of a finder's fee, financial advisory fee, origination fee or similar fee to be paid by it with respect to the transactions contemplated hereby.

     7. Conditions of the Financial Advisor Obligations. Your obligations to act and to continue to act (as the case may be) as Financial Advisor shall be subject to the accuracy in all material respects of the representations and warranties contained herein as of the Commencement Date as if made on and as of such date (except as expressly provided herein), to the performance in all material respects by the Company of its covenants and agreements hereunder and to the following additional conditions:

          (a) There shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against the Company or any of its subsidiaries or against you relating to the Consent Solicitation and your activities in connection therewith or any of the other transactions contemplated by the Consent Solicitation Materials.

          (b) The proceedings taken at or prior to the Closing Date in connection with the Consent Solicitation and any other transactions contemplated by the Consent Solicitation Materials shall be in form and substance reasonably satisfactory to you and your counsel.

          (c) Neither the Consent Solicitation nor any of the other transactions contemplated by the Consent Solicitation Materials shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to the Consent Solicitation, this Agreement, the Supplemental Indenture, or any of the other transactions contemplated by the Consent Solicitation Materials, before any court or governmental authority.

          (d) On the Effective Date, there shall have been delivered to the Financial Advisor, on behalf of the Company, a certificate of the Chairman of the Board, President or any Vice President and Chief Financial Officer of the Company (in their capacities as such), dated as of the Closing Date, and stating that the representations and warranties set forth in Section 6 hereof are accurate in all material respects on such date.

          (e) On the Commencement Date, the Financial Advisor shall have received an opinion, dated as of such date, of Kaye, Scholer, Fierman, Hays & Handler, LLP., counsel for the Company, to the effect that:

             (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware;

             (ii) the Company has all requisite corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

             (iii) the execution and delivery of this Agreement has been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company;

             (iv) this Agreement is a legal, valid, binding and enforceable agreement of the Company, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity) and except that rights of indemnity or contribution or both may be limited by applicable securities laws and principles of public policy;

             (v) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement and the making of the Consent Solicitation by the Company, each in accordance with its terms, do not conflict with the certificate of incorporation or by-laws of the Company; and

             (vi) none of (i) the execution or delivery of this Agreement by the Company, (ii) performance by the Company of its obligations under this Agreement or (iii) the making of the Consent Solicitation by the Company (assuming the accuracy and adequacy of the disclosures therein) violates any Federal or New York State statute, law, rule or regulation known to such counsel or any judgment, decree, order, rule or regulation of any court or other governmental authority applicable to the Company or any of its subsidiaries known to such counsel.

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

          (f) On the Effective Date, the Financial Advisor shall have received an opinion, dated as of such date, of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for the Company, confirming each of the opinions of such counsel delivered on the Commencement Date and to the effect that:

             (i) the Company is in good standing under the laws of the State of Delaware;

             (ii) the execution and delivery of the Supplemental Indenture has been duly authorized by all necessary corporate action of the Company and the Guarantors, and the Supplemental Indenture has been duly executed and delivered by the Company and the Guarantors;

             (iii) the Indenture, as amended by the Supplemental Indenture, complies with the Trust Indenture Act; and

             (iv) the execution and delivery of the Supplemental Indenture by the Company and the Guarantors, the execution, delivery and performance of this Agreement and the making of the Consent Solicitation by the Company do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, or
        (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event that with the passage of time, notice or both would constitute a default) or result in the creation or imposition of any lien, charge or encumbrance on the property or assets of the Company or its subsidiaries under any contract known to such counsel, or the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of its subsidiaries.

          In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company and representatives of the Financial Advisor at which the contents of the Consent Solicitation Materials were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Consent Solicitation Materials, on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that the Consent Solicitation Materials, at the time Requisite Consents (as defined in the Offering Materials) were received, at the Expiration Date (as defined in the Consent Solicitation Materials) or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and schedules and other financial and statistical data included in the Consent Solicitation Materials).

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

          In the event that any of the foregoing conditions is not met when required to be met, then you shall be entitled to withdraw as Financial Advisor in connection with the Consent Solicitation without any liability or penalty to you or any other "indemnified party" (as defined in Section
     8) and without loss of any right to the payment of all expenses payable under this Agreement.

     8. Indemnification. The Company agrees to indemnify and hold harmless the Financial Advisor and the respective affiliates, the directors, officers, agents, representatives and employees of the Financial Advisor or its affiliates and each other person, if any, controlling the Financial Advisor and its affiliates (each an "indemnified party") from and against any and all losses, actions, claims, damages or liabilities, and will reimburse any indemnified party for all reasonable out-of-pocket costs and expenses (including counsel fees) as they are incurred by such indemnified party in connection with investigating, preparing to defend or defending any such action or claim caused by or arising out of, or in connection with, the Consent Solicitation (whether or not consummated), including, but not limited to, actions, claims, liabilities or expenses arising out of or based upon any breach of any agreement or representation of the Company contained in this Agreement, the structuring of the Consent Solicitation, an untrue statement or alleged untrue statement of a material fact in any of the Consent Solicitation Materials or an omission or an alleged omission to state a material fact in any of the Consent Solicitation Materials necessary to make the statements therein not misleading, or the transmittal of the Consent Solicitation Materials to Holders, or which arise out of or are based upon any failure to accept consents properly tendered pursuant to the Consent Solicitation; provided, however, that the Company will not be liable to the Financial Advisor or its Related Parties (as defined below) to the extent that any claims, liabilities, losses, damages, costs or expenses are finally judicially determined by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Financial Advisor or any of its Related Parties. For purposes of this Section 8, each affiliate of the Financial Advisor and the directors, officers, agents, representatives and employees of the Financial Advisor or its affiliates and each other person controlling the Financial Advisor and its affiliates is hereinafter referred to as a "Related Party" with respect to the Financial Advisor.

     The Company will not, without the prior written consent of the Financial Advisor, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification is or may be sought by an indemnified party hereunder (whether or not any indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional written release (in form and substance reasonably satisfactory to the indemnified parties) of the indemnified parties from all liability arising out of such claim, action, suit or proceeding.

     Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section 8, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability which it may have to an indemnified party otherwise than under this Section 8 except to the extent that the indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any such indemnifying party such that representation of both the indemnified parties and the indemnifying parties by the same counsel is inappropriate, then the indemnifying parties shall not have the right to assume or direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying parties to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying parties will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying parties shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Financial Advisor, representing the indemnified parties, who are parties to such action or actions) or (ii) the indemnifying parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying parties. After such notice from the indemnifying parties to such indemnified party, the indemnifying parties will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying parties (which consent will not be unreasonably delayed or withheld), unless such indemnified party waived all of its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

     In circumstances in which the indemnity agreement provided for in the preceding paragraph of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative Benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Consent Solicitation or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Financial Advisor, on the other, shall be deemed to be in the same proportion as the aggregate principal amount of Outstanding Notes bears to the fees received by the Financial Advisor pursuant to Section 5 hereof. The indemnity, reimbursement and contribution obligations of the Company under this Agreement shall be in addition to any rights that the Financial Advisor or any other indemnified party may have at common law or otherwise. The Company and the Financial Advisor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Company on the one hand and the indemnified parties on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph. Notwithstanding any other provision of this Section 8, the Financial Advisor shall not be obligated to make contributions hereunder that in the aggregate exceed the total amount of fees received by the Financial Advisor pursuant to Section 5 hereof, less the aggregate amount of any damages that the Financial Advisor has otherwise been required to pay in connection with any action or claim caused by or arising out of, or in connection with, the Consent Solicitation. For purposes of this paragraph, each person, if any, who controls the Financial Advisor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Financial Advisor.

     9. Termination. (a) This Agreement may be terminated (i) by the Financial Advisor at any time upon notice to the Company if (A) the Company shall mail or otherwise distribute or propose to mail or otherwise distribute any supplement to any Consent Solicitation Materials to which the Financial Advisor shall reasonably object or which shall be reasonably disapproved by its counsel, (B) at any time prior to the Closing Date, the Consent Solicitation is terminated or withdrawn for any reason or any restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to the Consent Solicitation, this Agreement or any of the other transactions contemplated by the Consent Solicitation Materials, before any court or governmental authority which makes it inadvisable for the Financial Advisor, in its discretion, to continue to act as Financial Advisor hereunder or
(C) there is a good faith disagreement between the Financial Advisor and the Company with respect to a material term or condition of the Consent Solicitation or the Consent Solicitation Materials, or (ii) by the Company upon notice to the Financial Advisor, if there is a good faith disagreement between the Financial Advisor and the Company with respect to a material term or condition of the Consent Solicitation or the Consent Solicitation Materials.

     (b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Section 11 hereof.

     10. Notices. Any notices required to be given in writing pursuant to any of the provisions of this Agreement shall be mailed, air couriered or delivered
(a) to the Company:

        Spanish Broadcasting System, Inc.
        26 West 56 Street
        New York, New York 10019
        Attention: President, Chief Executive Officer

     with a copy to:

        Kaye, Scholer, Fierman, Hays & Handler, LLP
        425 Park Avenue
        New York, New York 10022
        Attention: William E. Wallace, Jr.

     or (b) to the Financial Advisor:

        CIBC Wood Gundy Securities Corp.
        425 Lexington Avenue
        New York, New York 10017
        Attention: Walter McLallen

     with a copy to:

        Cahill Gordon & Reindel
        80 Pine Street
        New York, New York 10005
        Attention: Roger Meltzer, Esq.

Any such notice may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

     11. Survival. The provisions of Section 5 hereof, the indemnity and contribution agreements contained in Section 8 hereof and the representations and warranties set forth in Section 6 hereof shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Financial Advisor, or by or on behalf of any affiliate of the Financial Advisor or any person controlling the Financial Advisor or affiliate, (ii) consummation of the Consent Solicitation or (iii) any termination of this Agreement or of the Financial Advisor's engagement hereunder, and shall be binding upon and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Financial Advisor and the indemnified parties referred to in Section 8 hereof.

     12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     13. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference only and are not a part hereof.

     14. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law.

     15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Financial Advisor.

                                          Very truly yours,

                                          SPANISH BROADCASTING SYSTEM, INC.

                                          By: /s/ Joseph Garcia
                                              ----------------------------------
                                              Name:  Joseph Garcia
                                              Title: Vice President and
                                                     Chief Financial Officer
The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CIBC WOOD GUNDY SECURITIES CORP.

By: /s/ Walter McLallen
    -------------------------------
    Name:  Walter McLallen
    Title: Managing Director